Exhibit 10.22

Amendment No. 2 to the Standard Microsystems Corporation 2008 Supplemental Executive Retirement Plan

Whereas Standard Microsystems Corporation (“SMSC”) maintains a Supplemental Executive Retirement Plan (“Plan”) that was amended and restated as of January 1, 2008 and amended on November 4, 2009;

Whereas SMSC desires to amend the Plan (the “Amendment”), to set forth a procedure for complying with Section 280 G of the Internal Revenue Code;

Now, therefore, the Plan is hereby amended as follows:

1.  A new section 8.28 is hereby added to the Plan to read as below:

8.28 Compliance with Section 280(g) of the Code.

Notwithstanding anything to the contrary in this Plan, in the event that: (i) the aggregate payments of benefits to be made or afforded to any employee under this Plan (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto then the Termination Benefits shall be reduced to an amount (the "Non-Triggering Amount"), the value of which is $1 less than an amount equal to the total amount of any payments permissible (e.g., not triggering any excise tax or loss of deduction) under Section 280G of the Code or any successor thereto. Any allocations of any reductions required hereby among the Termination Benefits, shall be determined by SMSC within its discretion.  To the extent SMSC must allocate the payments to be made from this Plan and the Company’s Executive Severance Plan to comply with the above limits, the Company shall first make all payments due under the Executive Severance Plan and then make all payments due under this Plan, all subject to the foregoing limits.

2.  Except as expressly amended herein all terms and conditions of the Plan shall remain in full force and effect.   All capitalized terms not defined herein shall have the meaning set forth in the Plan.

3.  This Amendment shall be effective upon its execution by an officer of SMSC.

Standard Microsystems Corporation

By:	/s/ Christine King
Its:	2/24/2010